UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) February 15, 2024

BRIGHT GREEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41395	83-4600841
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1033 George Hanosh Boulevard

Grants, NM 87020

(Address of principal executive offices and zip code)

(201) 370-1140

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BGXX	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The disclosures regarding Arrangements with Executive Officers set forth in Item 5.02 below are incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Board of Directors

On February 15, 2024, Gurvinder Singh, Chief Executive Officer of Bright Green Corporation, a Delaware corporation (the “Company”), was appointed to the Company’s Board of Directors (the “Board”). There are no changes to Mr. Singh’s existing employment agreement as described in the Company’s filings with the Securities and Exchange Commission as a result of his appointment to the Board. There are no arrangements or understandings between Mr. Singh and any other persons pursuant to which he was appointed to the Board. There are no family relationships between Mr. Singh and the directors, nor between Mr. Singh and any executive officer, of the Company.

On February 15, 2024, Lynn Stockwell, a member of the Board and co-founder of the Company, was appointed Chair of the Board of Directors. There are no changes to Ms. Stockwell’s compensation as a non-employee member of the Board. There are no arrangements or understandings between Ms. Stockwell and any other persons pursuant to which she was appointed as Chair of the Board. There are no family relationships between Ms. Stockwell and the directors, nor between Ms. Stockwell and any executive officer, of the Company.

On February 15, 2024, Terry Rafih, Executive Chairman of the Board, submitted his resignation as Executive Chairman of the Board and as a director, effective February 16, 2024. Mr. Rafih’s resignation was not a result of any disagreement with the Company, the Board, or any committees of the Board, or on any matter relating to the Company’s operations, policies or practices.

Arrangements with Executive Officers

On February 15, 2024, in connection with Mr. Rafih’s resignation, Mr. Rafih and the Company entered into a Memorandum of Understanding (the “Separation Agreement”). The Separation Agreement provides that the Company (i) shall issue to Mr. Rafih 2,537,500 shares of the Company’s common stock, representing the acceleration of the vesting of the balance of shares of common stock issuable pursuant to a one-time award of 10 million shares of common stock approved by the stockholders of the Company at the 2022 Special Meeting of Stockholders, and (ii) shall further issue to Mr. Rafih 2,420,000 shares of common stock, in lieu of an aggregate of $450,000 of unpaid cash renumeration and bonus compensation during his tenure with the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On February 16, 2024, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1, announcing the changes to the Board. The information set forth in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 is being furnished pursuant to Item 9.01, is not to be considered filed under the Exchange Act, and shall not be incorporated by reference into any of the Company’s previous or future filings under the Securities Act or the Exchange Act.

(d) Exhibits

Exhibit No.	Description
10.1	Memorandum of Understanding between Bright Green Corporation and Terry Rafih, dated February 15, 2024
99.1	Press Release dated February 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2024	Bright Green Corporation

	By:	/s/ Gurvinder Singh
Gurvinder Singh
Chief Executive Officer